As filed with the Securities and Exchange Commission on July 10, 1997

                                                      Registration No. 333-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                   ---------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                   ---------------

                            TUCSON ELECTRIC POWER COMPANY
                (Exact Name of Registrant as Specified in Its Charter)

                           ARIZONA                        86-0062700
               (State or Other Jurisdiction of         (I.R.S. Employer
                Incorporation or Organization)        Identification No.)

                                220 WEST SIXTH STREET
                                TUCSON, ARIZONA  85701
                                    (520) 571-4000

            (Address, Including Zip Code, and Telephone Number, Including
               Area Code, of Registrant's Principal Executive Offices)

                Dennis R. Nelson, Esq.            J. Anthony Terrell, Esq.
            Tucson Electric Power Company            John T. Hood, Esq.
                220 West Sixth Street                Reid & Priest LLP
                Tucson, Arizona  85701              40 West 57th Street
                    (520) 571-4000                     (212) 603-2000

            (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                     Including Area Codes, of Agents for Service)

                                   ---------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC PURSUANT TO THE PLAN: From time to time after the effective date of this registration statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
     ========================================================================
                                        PROPOSED      PROPOSED
       TITLE OF EACH                     MAXIMUM      MAXIMUM
         CLASS OF        AMOUNT TO      OFFERING     AGGREGATE    AMOUNT OF
       SECURITIES TO   BE REGISTERED      PRICE       OFFERING   REGISTRATION
       BE REGISTERED        (1)         PER UNIT       PRICE         FEE
     ------------------------------------------------------------------------
      Common Stock,   1,000,000         $14.60(2)  $14,600,000(2)   $4,425
      without par       Shares
      value
     =========================================================================

          (1) In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

          (2) Based on the average high and low prices on the composite tape on July 2, 1997, pursuant to Rule 457(c).

               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
          =================================================================

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                      SUBJECT TO COMPLETION DATED JULY 10, 1997

          P R O S P E C T U S



                            TUCSON ELECTRIC POWER COMPANY

                                 INVESTMENT PLUS PLAN
                                   1,000,000 SHARES

                                     COMMON STOCK
                                  WITHOUT PAR VALUE

                                 -------------------


               The Investment Plus Plan (the "Plan") of Tucson Electric Power Company (the "Company") provides a simple and convenient method of investing in the Company's common stock, without par value (the "Common Stock"), without brokerage commissions or service charges. Anyone, whether or not a current shareholder of the Company, is eligible to join the Plan (subject to certain legal restrictions).

               The Plan is designed to promote long-term ownership among investors who are committed to building their ownership of Common Stock over time. Interested investors may enroll by making an initial investment of at least $250. Once enrolled, investors are eligible to make semi-monthly investments of $50 or more to purchase additional shares of stock.

               To enroll in the Plan, simply complete an Enrollment Form (the "Enrollment Form") and return it in the envelope provided. Enrollment in the Plan is entirely voluntary and participants in the Plan may terminate their participation at any time.

          PARTICIPANTS IN THE PLAN MAY:

               () Deposit certificates of Common Stock into the Plan for safekeeping.
               () Sell shares of Common Stock credited to their Plan accounts through the Plan.
               () Give Common Stock in a Plan account as a gift to others.

               The Company will pay any applicable broker commissions and fees on purchases through the Plan.

               To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently shareholders of record are offered only through a registered broker/dealer in such jurisdictions. The Company has selected BNY Brokerage, Inc., a wholly-owned subsidiary of The Bank of New York Company, Inc., as the registered broker/dealer through whom shares will be offered in such instances.

               The Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Prior Plan"), which had been suspended in 1990 with respect to optional cash payments, has been amended and restated and constitutes a part of the Plan. Each participant in the Prior Plan is, without any further action, enrolled in the Plan, and the shares of Common Stock credited to such participant's account in the Prior Plan have been credited to such Participant's account in the Plan.

               This Plan does not provide for automatic reinvestment of dividends since the Company is precluded by restrictive covenants in certain debt agreements from declaring or paying dividends. In the event that the declaration and payment of dividends is resumed in the future, the Company intends to amend the Plan to permit participants to elect automatic reinvestment of all or a portion of such cash dividends.

               This Prospectus contains the provisions of the Plan. It is suggested that this Prospectus be retained for future reference.


                   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                             SEE "CERTAIN RISK FACTORS."

                                    -------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
              ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
               OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                   ---------------


                The date of this Prospectus is                , 1997.
                                                --------------

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

          Available Information . . . . . . . . . . . . . . . . . . . .   1

          Incorporation of Certain Documents by Reference . . . . . . .   1

          Certain Risk Factors  . . . . . . . . . . . . . . . . . . . .   2

          Dividend Restrictions . . . . . . . . . . . . . . . . . . . .   3

          The Company . . . . . . . . . . . . . . . . . . . . . . . . .   4

          The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Certain Definitions  . . . . . . . . . . . . . . . . . .   4
               Purpose of the Plan  . . . . . . . . . . . . . . . . . .   6
               Advantages and Disadvantages of the Plan . . . . . . . .   6
               Plan Administration  . . . . . . . . . . . . . . . . . .   7
               Participation in the Plan  . . . . . . . . . . . . . . .   8
               Initial Investments and Optional Investments . . . . . .   9
               Purchases  . . . . . . . . . . . . . . . . . . . . . . .  11
               Certificates . . . . . . . . . . . . . . . . . . . . . .  11
               Safekeeping of Certificates  . . . . . . . . . . . . . .  12
               Giving Plan Shares to Others . . . . . . . . . . . . . .  13
               Sale of Shares . . . . . . . . . . . . . . . . . . . . .  14
               Termination of Plan Participation  . . . . . . . . . . .  14
               Costs  . . . . . . . . . . . . . . . . . . . . . . . . .  16
               Reports to Participants  . . . . . . . . . . . . . . . .  16
               Other Information  . . . . . . . . . . . . . . . . . . .  17
               Federal Income Tax Information . . . . . . . . . . . . .  18

          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  18

          Description of Capital Stock  . . . . . . . . . . . . . . . .  19

          Description of Warrants . . . . . . . . . . . . . . . . . . .  20

          Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

          Shareholder Information . . . . . . . . . . . . . . . . . . .  21

                                AVAILABLE INFORMATION

             This Prospectus is a prospectus of the Company delivered in compliance with the Securities Act of 1933, as amended (the
          "Securities Act").   A Registration Statement (the  "Registration
          Statement") has been filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act with respect to the shares of the Company's Common Stock offered
          hereby.   As permitted by  the rules and  regulations of the SEC,
          this  Prospectus  omits  certain  information  contained  in  the
          Registration  Statement  on  file  with the  SEC.    For  further
          information   pertaining  to   the  securities   offered  hereby,
          reference  is  made  to  the  Registration  Statement,  including
          exhibits filed as a part thereof.   The Company is subject to the
          informational  requirements of  the  Securities  Exchange Act  of
          1934,  as  amended  (the   "Exchange  Act"),  and  in  accordance
          therewith, files periodic reports, proxy statements, and other information with the SEC. The Registration Statement, as well as such reports, proxy statements, and other information, can be
          inspected  and   copied  at   the  public   reference  facilities
          maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New
          York   10048.  Copies of such  documents can be obtained from the
          Public Reference Section of the SEC at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549

             The SEC also maintains a Web site that contains periodic reports, proxy statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

             Finally, reports, proxy statements, and other information concerning the Company are available for inspection and copying at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The Company hereby incorporates by reference, and as of any time hereafter prior to the termination of the offering made by this Prospectus the Company shall be deemed to have incorporated herein by reference, (1) the Company's latest Annual Report on Form 10-K (the "Latest Annual Report"), filed by the Company with the Commission pursuant to the Securities Exchange Act, and (2) all other reports and documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the filing of the Latest Annual Report, and all of such documents shall be deemed to be a
          part hereof from  the respective  dates of filing  thereof.   The
          documents  incorporated herein by  reference are sometimes called
          the  "Incorporated Documents".    Any statement  contained in  an
          Incorporated  Document   shall  be  deemed  to   be  modified  or
          superseded  for  all  purposes  to the  extent  that  a statement
          contained  in  any   subsequently  filed  Incorporated   Document
          modifies or replaces such statement.

             The Incorporated Documents, incorporated herein by reference as of the date of this Prospectus, are: (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 1996 and
          (ii) the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 1997.

             The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the Incorporated
          Documents, excluding the exhibits unless any such exhibit is specifically incorporated by reference into an Incorporated
          Document.   Requests  for such  documents  should be  directed to

          Tucson Electric Power Company, Investor Services, P. O. Box 28803, Tucson, Arizona 85726, or by calling (520) 884-3661.


                                 CERTAIN RISK FACTORS

             The shares of Common Stock described herein and being offered hereby are subject to a number of material risks, and, therefore, involve a high degree of risk of loss. The following summary of the principal factors that make the shares being offered an investment of high risk is qualified in its entirety by reference
          to   the  detailed  information  contained  in  the  Incorporated
          Documents.    Prior  to  deciding  whether  or  not  to  make  an
          investment in the shares of Common Stock being offered, investors should consider carefully all the information contained herein and in the Incorporated Documents.

             TEP FINANCIAL UNCERTAINTY

             The Company is subject to significant economic, regulatory and other uncertainties, some of which are beyond the Company's
          control.   These uncertainties include the  degree of utilization
          of generation capacity through either retail electric service or wholesale sales and the extent to which the Company, due to continued high financial and operating leverage, can alter operations and reduce costs in response to unanticipated economic
          downturns  or  industry  changes.   The  Company's  success  will
          depend, in part, on the Company's ability to contain the costs of
          serving  retail  customers  and  the   level  of  sales  to  such
          customers. Although the Company anticipates continued growth in sales over the next five years primarily as a result of anticipated population and economic growth in the Tucson area, a number of factors such as changes in the economic and regulatory environment and the increasingly competitive electric markets could affect the Company's levels of sales.

             If the Company is unable to make sales at prices adequate to recover its costs or if for other reasons the Company fails to maintain or improve its cash flows, the Company's ability to meet its obligations may be jeopardized. During the period 1999-2003, approximately $192 million of the Company's long-term debt
          obligations   will  mature.     Letters   of   credit  supporting
          approximately $774 million of the Company's long-term variable rate debt obligations are also scheduled to expire during the period 1999-2002. In the event that expiring letters of credit are not replaced or extended, the corresponding variable rate debt obligations would be subject to mandatory redemption. While the Company intends to pay or refinance maturing bonds and bank loans, and to replace or extend expiring letters of credit, there can be no assurance that the Company will be able to do so. The Company's future cash flows will also be affected by the level of interest rates due to the significant amount of variable rate debt outstanding.

             The Company's  capital structure  is highly  leveraged and  the
          Company's ability to raise capital (through either public or private financings) is limited. The Company's ability to obtain debt financing is limited due to the restrictive covenants contained in existing obligations to creditors. To the extent the Company refinances its debt obligations in order to repay them when due, such refinancing may be made on terms which may be
          adverse  to the Company.   Such terms could  include, among other
          things, higher interest rates and various restrictive covenants, such as dividend payment restrictions. Access to equity capital may be limited because of the Company's present inability to pay dividends.

             RISKS RELATING TO FORMATION OF HOLDING COMPANY STRUCTURE

             In 1995, the Company sought approvals to establish through a one-for-one share exchange (the "Share Exchange") a new corporate structure in which the Company would have been a subsidiary of a
          new holding  company  (the  "Holding Company").    In  May  1995,
          shareholders  of  the  Company  approved   the  proposed  holding
          company.   However,  in  addition to  such shareholder  approval,
          implementation of the holding company plan was conditioned upon receiving approval from the Arizona Corporation Commission (the "ACC") and the Federal Energy Regulatory Commission ("FERC"). On February 22, 1996, the ACC denied the formation of a holding company structure. As a result of the ACC order, the Company did not establish the holding company structure and withdrew its application with the FERC.

             The Company filed another application with  the ACC on April 4,
          1997  for  approval of  the holding  company  structure.   If the
          requisite regulatory approvals are received, then the Company would likely effect the Share Exchange. Upon the Share Exchange, the present holders of the Company's Common Stock offered hereby would become holders of the common stock of the Holding Company and, it is anticipated that, the Plan described herein would thereafter relate to the common stock of the Holding Company.

             If the Holding Company structure were to be established, substantially all of its assets initially following the Share
          Exchange  would  consist  of the  Company's  Common  Stock.   The
          Holding Company would initially rely primarily on funding sources other than TEP to fund its operations and to capitalize affiliate companies because TEP is currently prohibited by restrictive covenants contained in certain credit agreements from paying dividends and may be prohibited from making investments in the
          Holding  Company  or  affiliated  Companies.    Also,  the  ACC's
          affiliated  interest  rules  would  limit   certain  transactions
          between the Holding  Company and the  Company unless approved  by
          the ACC.   Accordingly, funds  for the Holding  Company would  be
          limited until the Holding Company obtains outside financing or until the affiliate companies are able to pay cash dividends to the Holding Company. The Company is reviewing various methods for the Holding Company to obtain outside financing, including the issuance of new equity by the Holding Company. One source of financing for the Holding Company would be the proceeds received by the Holding Company from the sale of shares of its Common Stock through the Plan assuming the consummation of the Share Exchange and the effectiveness of certain conforming amendments
          to  the  Plan.   There can  be no  assurance  that, if  a holding
          company structure is effected in the future, the Holding Company would be able to obtain financing.

                                DIVIDEND RESTRICTIONS

             No  dividend on Common  Stock has  been declared  or paid since
          1989.   Currently, the Company  may not declare  or pay dividends
          because of restrictive covenants contained in both the Master Restructuring Agreement (the "MRA") between the Company and the various banks with which the Company has credit relationships (the "Banks") and the Indenture, dated as of April 1, 1941 (the "General First Mortgage"), of Tucson Gas, Electric Light and Power Company to Chase National Bank of the City of New York, as trustee, as supplemented and amended.

             The restrictions contained in the General First Mortgage are applicable so long as certain series of first mortgage bonds issued under the General First Mortgage ("First Mortgage Bonds") (aggregating $184 million in principal amount as of the date
          hereof)  are outstanding.    The latest  maturity  of such  First
          Mortgage Bonds is in 2003. These covenants restrict the payment of dividends on Common Stock if certain cash flow coverage and retained earnings tests are not met. The cash flow coverage and retained earnings tests will prevent the Company from paying dividends on its Common Stock until such time as the Company's cash flow coverage ratio, as defined therein, is greater or equal to a ratio of 2 to 1, and the Company has positive retained earnings rather than an accumulated deficit. As of March 31, 1997, the Company had a cash flow coverage ratio slightly above 2 to 1 and the Company's accumulated deficit was $494 million. The MRA contains a similar dividend restriction based on retained earnings.

             In order for the Company to pay a dividend when such covenants would otherwise restrict such payment, the Company would have to
          (i) obtain  a waiver or  an amendment  to the MRA's  covenant and
          (ii) redeem all outstanding First Mortgage Bonds of the series that contain dividend restrictions or amend the General First
          Mortgage.   Such amendment  to the General  First Mortgage  would
          require approval by holders of 75% of all First Mortgage Bonds.

             See   the  Incorporated  Documents   for  more  information  on
          dividend restrictions.


                                     THE COMPANY

             The  Company was incorporated  under the  laws of  the State of
          Arizona  on December 16, 1963.   The Company  is the successor by
          merger  on February 20, 1964, to a Colorado corporation which was
          incorporated  on January 25, 1902.   The Company  is an operating
          public utility engaged in the generation, purchase, transmission, distribution and sale of electricity to customers in the City of Tucson and certain of the surrounding area and to wholesale customers. The Company holds a franchise which expires in 2001 to provide electric service to customers in the City of Tucson. The principal executive offices of the Company are located at 220 West Sixth Street, Tucson, Arizona 85701, telephone number (520) 571-4000.

             The Company has been successful in returning to profitability after financial difficulties experienced in the late 1980s and early 1990s. Management believes that the Company is positioned to take advantage of the expected deregulation of the U.S. power industry by following strategies to foster growth and increase
          competitiveness.    These  strategies focus  on:  (i)  increasing
          revenues  within  its   service  territory  by   encouraging  the
          development of long-term relationships based on, among other things, value-added services such as the design, construction, maintenance and operation of electric service delivery systems, beyond-the-meter power restoration services, back-up generation services, performance contracting, energy audits and demand side management solutions; (ii) expanding the Company's lines of business by making selected investments in energy-related assets and businesses; and (iii) actively controlling costs within the utility.


                                       THE PLAN

             The following is a complete statement of the Plan.

             Nothing contained herein or in any other Plan information represents a recommendation that any person buy or sell Tucson
          Electric  Power Company  Common Stock.   A  decision  to purchase
          shares through the Plan should only be made after an investor has independently made the necessary investment decision.

          CERTAIN DEFINITIONS

             For convenience of reference, the definitions of certain terms are provided below.

          Acknowledgement Form --       A form acknowledging the Participant's
                                        enrollment in the Plan.

          Business Day --               A  day on  which the principal office
                                        of  the Company is open for business.

          Common Stock --               The  Common  Stock, without  par
                                        value, of  the Company.

          Company --                    Tucson Electric Power Company.

          Enrollment Form --            The form  that the investor must
                                        complete to be  able  to  participate
                                        in  the  Plan  and to  express  other
                                        directions with respect to the Plan
                                        account.  The  completion of an
                                        Enrollment Form is not necessary for
                                        participants in the Prior Plan.

          Independent Agent --          A   registered   broker-dealer   or
                                        bank selected  by the Company to
                                        purchase and/or sell shares of Common
                                        Stock for Participants.

          Initial Investment --         A  payment  made to  the  Company  by
                                        those participants who were not part
                                        of the  Prior Plan for the initial
                                        purchase  of shares of Common Stock to
                                        open a Plan account.  The minimum
                                        Initial Investment is $250.

          Investment Statement --       A statement sent  to a Participant
                                        after any investment  activity has
                                        occurred.  The Investment Statement
                                        provides  detailed account information
                                        such as amount invested, purchase
                                        price, number of shares accumulated
                                        and other investment information.

          Latest Annual Report --       The  Company's  latest Annual  Report
                                        on Form 10-K that is filed  by the
                                        Company with the SEC  pursuant to the
                                        Exchange Act.

          Optional Investment --        A payment made subsequent to the
                                        Initial Investment and  enrollment
                                        in  the  Plan.  The minimum  Optional
                                        Investment is $50.

          Optional Investment Form --   A form completed by the investor in
                                        order to make Optional Investments.

          Participant --                A person who is enrolled in the Plan.

          Plan --                       Tucson Electric Power Company
                                        Investment Plus Plan.

          Plan Administrator --         Tucson Electric Power Company.

          Prior Plan --                 Tucson Electric Power Company Dividend
                                        Reinvestment and Common Stock Purchase
                                        Plan.

          Safekeeping --                The Plan's "safekeeping" service which
                                        Participants may use to deposit  any
                                        Common Stock certificates in their
                                        possession with the Plan Administrator.

          Semi-Monthly Investment
            Period --                   The two  periods in  each month during
                                        which  Common Stock  is purchased on
                                        behalf  of Participants.   The first
                                        Semi-Monthly Investment Period begins
                                        on the first calendar day (or if not a
                                        Business Day, the next Business Day)
                                        of any month and ends on  and includes
                                        the fifteenth  calendar day of  such
                                        month.  The second Semi-Monthly
                                        Investment Period  commences on the
                                        sixteenth calendar day (or if not a
                                        Business Day, the next Business Day)
                                        of any month and ends on and includes
                                        the last calendar  day of such month.

          Shareholder of Record --      An investor whose shares  are
                                        registered on the books of the
                                        Company.

          PURPOSE OF THE PLAN

             1.   WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide interested investors with a convenient method of purchasing Common Stock directly through the Company without payment of any brokerage commission.

          ADVANTAGES AND DISADVANTAGES OF THE PLAN

             2.   WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

          THE PLAN OFFERS THE FOLLOWING ADVANTAGES:

             DIRECT PURCHASE OF STOCK--Participants may purchase Company Common Stock directly through the Company, without the cost of brokerage or other fees.

             FULL  INVESTMENT  OF   FUNDS--The  full   amount  of   Optional
             Investments is invested because the Plan permits fractional shares to be credited to Plan accounts.

             CERTIFICATE SAFEKEEPING--Participants may deposit their Common Stock certificates with the Company, whether or not the Common Stock represented by such certificates was purchased through the Plan, and have their ownership maintained on the Company's records in their Plan account. This convenience is provided at no cost to the Participant and eliminates the possibility of loss, inadvertent destruction or theft of certificates. Also, because shares deposited for Safekeeping are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan.

             GIVING PLAN SHARES TO OTHERS--An investor may give Plan shares to others by making an Initial Investment to establish a Plan account for the recipient, by making Optional Investments to the recipient's existing Plan account or by transferring shares from the investor's Plan account to the recipient's Plan account. The investor also receives free of charge a gift acknowledgement to present to the recipient.

             SELL STOCK--Participants may sell shares held in their Plan account, including odd-lot sales.

             BROKER  COMMISSIONS--No   broker  commissions  are  charged  in
             connection with purchases under the Plan.

             SIMPLIFIED   RECORDKEEPING--An  Investment  Statement  will  be
             mailed to Participants after any investment activity.

          PLAN PARTICIPATION PRESENTS THE FOLLOWING DISADVANTAGES:

             NO INTEREST ON FUNDS PENDING INVESTMENT--No interest is paid on Initial Investments or Optional Investments held pending investment.

             DELAY IN DETERMINING PURCHASE PRICE--The number of shares purchased for a Participant's Plan account and the purchase price will not be determined until all shares for the relevant Semi-Monthly Investment Period have been purchased. Therefore, Participants will not know the number of shares purchased or the purchase price until after the applicable Semi-Monthly Investment Period.

             RETURN OF OPTIONAL INVESTMENTS--Initial Investments or Optional Investments sent to the Plan Administrator will not be returned to a Participant unless a written request is received by the Plan Administrator by the Business Day prior to the beginning of the applicable Semi-Monthly Investment Period.

             PRICE OF SHARES--Participants cannot designate a specific price at which to sell or purchase Common Stock. Therefore, Participants bear the risk of fluctuations in the market price of Common Stock.

             INSURANCE--Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

          PLAN ADMINISTRATION

             3.   WHO ADMINISTERS THE PLAN?

          The Company is the Plan Administrator. The Plan Administrator administers the Plan for Participants, keeps records, sends Investment Statements to Participants and performs other duties relating to the Plan. The Company also holds shares acquired under the Plan and shares deposited into the Plan for Safekeeping. The Company may resign as Plan Administrator at any time upon the appointment of a successor by the Company. The Company believes that its position as Plan Administrator, as compared with that of a registered broker-dealer or federally insured banking institution, poses no material risk to Participants for the following reasons: (i) the Company has substantial experience in administering the Prior Plan over the years, having successfully served as administrator of the Prior Plan since 1989 and has been the transfer agent for the Common Stock since 1991, (ii) the Plan Administrator's duties are limited to clerical and administrative functions such as recordkeeping, processing of Enrollment and other Forms, and preparing and distributing the periodic Investment Statements and
          (iii) a separate escrow account has been established with a bank to hold cash payments received from Participants pending investment under the Plan.

             Should the Plan purchase or sell shares on the open market, the Company will appoint an Independent Agent to act as the independent agent of the Participants.

                 Communications about the Plan should be directed to:

                            Tucson Electric Power Company
                         Investor Services Department - DB201
                                   P. O. Box 28803
                                Tucson, AZ  85726-8803
                                    (520) 884-3661
                                  Fax (520) 770-2015

          When writing, interested investors should include a day-time telephone number to expedite a reply. All instructions from a Participant to the Plan Administrator are required to be in writing, either by mail or facsimile transmission.

          PARTICIPATION IN THE PLAN

             4.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

          Any interested investor is eligible to participate in the Plan provided that (i) they meet the requirements for participation as outlined below and (ii) in the case of citizens or residents of a country other than the United States, its territories or possessions, participation would not violate local laws applicable to the Company or the Participant.

          In certain jurisdictions, applicable laws require that Common Stock offered under the Plan to persons not presently Shareholders of Record be offered only through a registered broker-dealer. No offers or sales will be effected in those jurisdictions unless the Company has satisfied the requirements of the state securities laws applicable to the operation of the Plan. To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently Shareholders of Record of Common Stock are offered only through a registered broker/dealer in such jurisdictions. The Company has selected BNY Brokerage, Inc. as the registered broker/dealer through whom shares will be offered in such instances.

             5.  HOW DOES AN ELIGIBLE INVESTOR ENROLL THE PLAN?

          PARTICIPANTS IN THE PRIOR PLAN are, without further action, enrolled in the Plan and their Prior Plan shares of Common Stock are automatically credited to their accounts in the Plan.

          Prior Plan participants are not required to make any Initial Investment. Prior Plan participants who wish to withdraw from the Plan may do so by following the procedure outlined in Question 25.

          After being furnished with a Plan Prospectus, OTHER ELIGIBLE INVESTORS may join the Plan by completing and signing an Enrollment Form and returning it to the Plan Administrator at the address shown in "Plan Administration" above. Shareholders of Record should sign their names on the Enrollment Form exactly as they appear on their certificates.

          The Enrollment Form serves both to initiate participation and to appoint the Independent Agent to act on behalf of the Participant in buying and selling shares of Common Stock under the Plan. An eligible applicant's Initial Investment of at least $250 must be enclosed with the Enrollment Form. See Questions 8 and 9.

          Requests for Enrollment Forms, as well as other Plan forms and this Prospectus, should be made by writing to the Plan Administrator or by calling the Plan Administrator. See "Plan Administration," Question 3.

             6.   WHEN WILL PLAN ENROLLMENT COMMENCE?

          Enrollment  Forms   will  be  processed  promptly   by  the  Plan
          Administrator. The Plan Administrator will mail an Acknowledgment Form upon review and acceptance of a properly executed Enrollment Form. Eligible applicants become enrolled in the Plan upon issuance of the Acknowledgment Form by the Plan Administrator.

          Once enrolled in the Plan, Participants will remain enrolled until (i) they withdraw from the Plan, (ii) the Company terminates their participation in the Plan, or (iii) the Company terminates the Plan. See "Termination of Plan Participation," Questions 25-28.

             7.   MAY  THE PLAN ADMINISTRATOR  RESTRICT PARTICIPATION IN THE
                  PLAN?

          Yes. The Plan Administrator reserves the right to restrict or terminate participation in the Plan if such participation appears to be contrary to the general intent of the Plan or in violation of applicable law. See "Termination of Plan Participation," Questions 25-28.

          INITIAL INVESTMENTS AND OPTIONAL INVESTMENTS

             8.   HOW IS AN INITIAL INVESTMENT MADE?

          Any investor whose signed Enrollment Form has been accepted by the Plan Administrator is eligible to make Initial Investments. An Initial Investment must be at least $250 and should be in the form of a check, money order, or wire transfer payable through a U.S. bank or other financial institution, to Tucson Electric Power Company. DO NOT SEND CASH. Investors making wire transfers should contact the Plan Administrator for wire instructions and may be charged fees by their institution.

          NOTICE  TO CUSTOMERS:    Do NOT  include Initial  Investments and
          Enrollment Form with payment for utility service billings.

             9.   WHAT ARE OPTIONAL INVESTMENTS?

          Once enrolled, Plan Participants are eligible to make semi-monthly Optional Investments to purchase additional shares of stock. The minimum Optional Investment is $50.

          Participants may make Optional Investments in the form of a check, money order or wire transfers through a U.S. bank or other financial institution, in U.S. dollars, payable to Tucson Electric Power Company. DO NOT SEND CASH.

          Participants are under no obligation to make Optional Investments and may cease making Optional Investments at any time without withdrawing from the Plan.

          Optional Investments will not be accepted by the Plan Administrator if a Participant imposes any restrictions with respect to the number of shares to be purchased, the price at which shares are to be purchased, the timing of a purchase, or what the Participant's balance will be following a purchase. In addition, the Plan Administrator will not purchase shares for a Participant without advance payment, nor will it refund any part of a Participant's Optional Investment after shares are purchased. It is not possible for the Plan Administrator to inform a Participant in advance of how much money to send for the purchase of a full or fractional share because the per-share price will not be known until the shares are purchased.

             10.  HOW DOES A PARTICIPANT MAKE OPTIONAL INVESTMENTS BY MAIL?

          OPTIONAL INVESTMENT FORMS should accompany Optional Investments to ensure credit to the proper account. To make an Optional Investment, complete the Optional Investments Form and send it with a check or money order payable to Tucson Electric Power Company, to the following address:

                            Tucson Electric Power Company
                         Investor Services Department - DB201
                                    P.O. Box 28803
                                Tucson, AZ  85726-8803

          Participants will receive Optional Investment Forms and return envelopes upon request. The Plan Administrator confirms the investment of funds by providing an Investment Statement. A portion of the Investment Statement can be detached and sent with the next Optional Investment.

          The Company may in the future allow for optional investments to be made by electronic debit from a specified account or in any other manner.

             11. WHEN WILL A PARTICIPANT'S INITIAL INVESTMENT OR OPTIONAL INVESTMENT BE INVESTED?

          The Plan Administrator must receive Optional Investments and Initial Investments at least five Business Days prior to the beginning of a Semi-Monthly Investment Period to be invested during that Semi-Monthly Investment Period. Otherwise, the Optional Investment or Initial Investment will be held by the Plan Administrator for investment during the next Semi-Monthly Investment Period.

          Initial Investments and Optional Investments received by the Company are deposited promptly into a segregated escrow account pending investment. No Initial Investment or Optional Investment will remain uninvested more than 35 days following receipt by the Company.

             12. WHAT HAPPENS IF A CHECK SUBMITTED FOR INVESTMENT IS RETURNED UNPAID?

          In the event that a check submitted for investment is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such funds null and void. The Plan Administrator will assess a returned-check fee of $25.00 to defray bank and administrative charges. Any shares purchased with such funds will be immediately removed from the Participant's account. The Plan Administrator will be entitled to sell those shares to satisfy any uncollected amounts, including the returned-check fee. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator will be entitled to sell additional shares from the Participant's account to satisfy the uncollected balance.

             13. MAY A PARTICIPANT REQUEST THAT AN INITIAL INVESTMENT OR OPTIONAL INVESTMENT BE RETURNED?

          Yes. A Participant may request, in writing, the return of an Initial Investment or Optional Investment that has not yet been invested. The funds will be returned if the request is received at least two Business Days immediately preceding the applicable Semi-Monthly Investment Period. However, no refund of a check or money order will be made until the funds have been actually received by the Plan Administrator. Accordingly, such refund may be delayed for up to three weeks.

          PURCHASES

             14.  HOW IS COMMON STOCK PURCHASED FOR THE PLAN PARTICIPANTS?

          Common Stock purchased through the Plan will be purchased, either directly from the Company or on the open market, at the Company's sole discretion. Shares purchased directly from the Company are issued from the Company's previously authorized but unissued shares. Open market transactions are effected through the Independent Agent appointed by the Plan Administrator. In either case, there are no commission charges to participants on the purchase of Common Stock. The Independent Agent will have full discretion in all matters related to open market purchases, including the day and time of purchase, price paid, number of shares purchased, and the markets or persons through whom the purchases are made.

             15.  WHEN ARE SHARES PURCHASED FOR THE PLAN?

          Shares purchased directly from the Company will be purchased as of the first Business Day of a Semi-Monthly Investment Period. Shares purchased on the open market are purchased during a Semi-Monthly Investment Period at the discretion of the Independent Agent.

             16.  WHEN WILL SHARES BE CREDITED TO A PARTICIPANT'S ACCOUNT?

          Shares purchased directly from the Company will be considered settled and credited to a Participant's Plan account on the purchase date. Shares purchased in the open market will be credited to a Participant's Plan account as of the first date that all purchases are settled.

             17.  HOW IS THE PURCHASE PRICE OF THE COMMON STOCK DETERMINED?

          The purchase price of Common Stock purchased directly from the Company will be the average of the high and low sale prices of the Common Stock as reported on the consolidated transaction reporting system on the day the investment is made.

          The purchase price of Common Stock purchased by the Independent Agent on the open market will be the weighted average purchase price per share of all shares purchased during the applicable Semi-Monthly Investment Period.

             18. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT?

          The number of shares purchased for a Participant will be equal to the Participant's Initial Investment or Optional Investment for the applicable Semi-Monthly Investment Period divided by the purchase price of the shares. The Participant's Plan account will be credited with the whole and fractional shares (to three decimal places).

             19. CAN A PARTICIPANT REQUEST THE PURCHASE OF A SPECIFIC NUMBER OF SHARES?

          No.   Since  the purchase  price of  the Common  Stock cannot  be calculated until the Common Stock is purchased, a Participant may not request the purchase of a specific number of shares.

          CERTIFICATES

             20. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE PLAN?

          No. The certificates for shares purchased through the Plan are registered in the name of the Company as Plan Administrator, or its nominee. Participants requesting the issuance of a certificate for their Plan shares must submit the request in writing to the Plan Administrator, specifying the number of whole shares and certificates to be issued. Certificates for fractional shares will not be issued. The certificate will be issued in the name(s) of the Participant(s) only. After the issuance of a certificate, the shares represented thereby are deemed withdrawn from the Plan. Certificates will be issued within 30 days following the receipt of the request. See Questions 22 and 23 for information on giving or transferring plan shares to others.

          SAFEKEEPING OF CERTIFICATES

             21. CAN CERTIFICATES BE DEPOSITED WITH THE PLAN ADMINISTRATOR TO BE HELD IN THE PARTICIPANT'S PLAN ACCOUNT?

          Yes. Participant's may use the Plan's "safekeeping" service to deposit any Common Stock certificates in their possession with the Plan Administrator. Some of the advantages of certificate safekeeping are:

             () The risk associated with the loss of stock certificates is eliminated. If certificates are lost or stolen, the owner cannot sell or transfer them without first obtaining replacement certificates. This process could take several weeks and results in cost and paperwork for the owner and the Company.

             () Certificates deposited in the Plan for safekeeping are treated in the same manner as shares of Common Stock purchased through the Plan and may be conveniently sold or transferred through the Plan.

          Participants may submit certificates for Safekeeping at any time while participating in the Plan:

             () To participate in the Safekeeping feature AT THE TIME OF ENROLLMENT in the Plan, check the Safekeeping option on the Enrollment Form and submit the certificates to the Plan Administrator. THE CERTIFICATES SHOULD NOT BE
                  ENDORSED   AND  THE  ASSIGNMENT  SECTION   SHOULD  NOT  BE
                  COMPLETED.

             () To participate in the Safekeeping feature AFTER ENROLLMENT in the Plan, submit the certificates as described above along with a letter to the Plan
                  Administrator directing that the shares represented by the certificates be deposited into the Participant's Plan account. The written instructions should include the Participant's Plan account number and should be signed by the registered holder of the shares being deposited. The signature on the instructions and the name on the stock certificate must be identical to that on the Plan account to which the shares are to be credited.

          The method used to submit certificates for Safekeeping is at the option and risk of the Participant. The Company strongly recommends that Participants use registered mail with insurance when sending stock certificates.

          All shares represented by the certificates submitted for Safekeeping will be transferred into the Company's name as Plan Administrator, or its nominee, and credited to the Participant's Plan account. The physical certificate submitted to the Plan Administrator for safekeeping will then be marked "cancelled" and ultimately discarded. An Investment Statement showing the number of shares credited to the Participant's Plan Account will be mailed to the Participant.

          No partial deposits of shares represented by a certificate are permitted. Shares of Common Stock held in a Participant's account may not be assigned or pledged. (See Question 36) Lost certificates must be replaced before they can be submitted for Safekeeping.

          It is the Participant's responsibility to establish and maintain a record of the cost of shares represented by certificates sent to the Plan Administrator for Safekeeping. In addition, the Plan Administrator reserves the right to establish limits on the number of shares held for Safekeeping and minimum time periods for retention of these shares in the Plan. This reservation is intended to minimize administrative expense and discourage use of the Plan for purposes other than as a continuing investment service.

          GIVING PLAN SHARES TO OTHERS

             22.  CAN PLAN SHARES BE GIVEN TO OTHERS?

          Yes.  Common Stock can be given to other persons in three ways:

             () A donor may make an Initial Investment to establish an account in the recipient's name. Under this method, the donor completes and submits to the Company an Enrollment Form in the recipient's name together with a minimum Initial Investment of $250.

             () A donor may submit an Optional Investment in a minimum amount of $50 on behalf of an EXISTING Participant; or

             () An existing Participant may transfer shares from his or her account to a new or existing recipient's account. See Question 23.

          In order to establish a new account for a gift recipient a Participant must complete and submit to the Plan Administrator an Enrollment Form in the recipient's name. See Question 23.

          Unless otherwise requested by the donor, the recipient will receive an Investment Statement showing the number of shares given to and held in the recipient's Plan account. Also, if requested by the Participant, a gift acknowledgement will be delivered to the recipient.

             23. MAY PARTICIPANTS ASSIGN OR TRANSFER ALL OR PART OF THEIR SHARES HELD UNDER THE PLAN TO ANOTHER PERSON?

          Yes. Participants may transfer the ownership of all or part of the whole shares of Common Stock held in their Plan account through a gift, a private sale or otherwise by delivering written instructions and a properly executed stock assignment (stock power) to the Plan Administrator. The completed assignment must specify the whole number of shares of Common Stock and the name, address, and federal identification number of the transferee. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including signatures of all account owners, guaranteed by a member of a Medallion program.

          No   fraction  of  a  share   of  Common  Stock   credited  to  a
          Participant's account may be transferred unless the Participant's entire Plan account is transferred to another Plan Participant.

          In order to establish a new account for the transferee the Participant must complete and submit to the Plan Administrator an Enrollment Form in the recipient's name. The transferees will receive a statement showing the number of shares transferred and now held in their Plan accounts.

          Stock power forms are available at local banks, brokerage firms and from the Plan Administrator. See Question 3.

          SALE OF SHARES

             24.  HOW MAY PARTICIPANTS SELL THEIR PLAN SHARES?

          Participants may sell their Plan shares by submitting a written request to the Company. The request should indicate the number of shares to be sold and must be signed by ALL account owners. Shares acquired through and held in the Plan, as well as shares surrendered for Safekeeping, may be sold in this manner. A request to sell shares is irrevocable after it is received by the Company.

          If a Participant requests that shares be sold, the Plan Administrator will aggregate such shares from other Participants during that week, and will then place a market order with the Independent Agent to sell such shares during the following week. A check will be issued for the proceeds of the sale less any brokerage commission and applicable taxes within thirty days following receipt of the sale request. The check will be made payable to the registered account owners only. See Questions 29 and 38.

          The Independent Agent will have full discretion in all matters related to the sale, including the day and time of sale, sale price, and the markets or persons through whom the shares are sold. Participants cannot specify a price at which to sell their shares.

          Shares held outside the Plan may not be sold through the Plan.

          PARTICIPANTS WHO SELL ALL OF THEIR SHARES THAT ARE HELD IN THE PLAN AUTOMATICALLY TERMINATE THEIR PARTICIPATION IN THE PLAN. A REQUEST TO SELL SHARES IS IRREVOCABLE AFTER IT IS RECEIVED BY THE COMPANY. HOWEVER, PARTICIPANTS MAY ELECT TO RE-ENROLL AT ANY TIME AFTER THE DATE TWELVE MONTHS FOLLOWING THE TERMINATION DATE, PROVIDED THAT THEY REMAIN ELIGIBLE TO PARTICIPATE. SEE QUESTIONS 4 AND 5.


          TERMINATION OF PLAN PARTICIPATION

             25.  HOW MAY  A  PARTICIPANT  TERMINATE  PARTICIPATION  IN  THE
                  PLAN?

          Participants may terminate participation in the Plan at any time by notifying the Company in writing of their intention to terminate participation in the Plan, having all account owners sign the request and indicating whether they wish to receive a stock certificate or to sell their Plan shares. Proceeds of sold shares will be reduced by broker commissions and applicable taxes. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation. See Questions 29 and 38.

          Optional Investments received prior to the request to terminate Plan participation will be invested during the next Semi-Monthly Investment Period unless the Participant timely requests the return of that Optional Investment. See Question 13.

          Participants terminating their Plan participation will receive an
          Investment   Statement  detailing   account  activities.     This
          statement should be retained for tax purposes.

             26. WHAT HAPPENS TO FRACTIONAL SHARES WHEN PARTICIPANTS TERMINATE THEIR PLAN ACCOUNTS?

          When Participants terminate their Plan accounts, cash payments representing any fractional share they hold will be mailed directly to them as soon as practicable after the settlement for the applicable sale. For Participants selling fractional shares, the proceeds, if any, of the sale of fractional shares will be the fraction multiplied by the whole-share price less applicable brokerage commissions.

             27. MAY THE PLAN ADMINISTRATOR TERMINATE A PARTICIPANT'S PLAN PARTICIPATION?

          Yes. The Plan Administrator may terminate a Plan account for any of the following reasons:

             ()   The   Plan  account  becomes   subject  to  any  unclaimed
                  property law;
             () The Plan Administrator receives proper notification of a Participant's death or incapacity;
             () The Participant does not maintain at least one whole share of Common Stock in the Plan account; or
             () The Plan Administrator believes that a Participant's participation in the Plan is contrary to the general intent of the Plan or in violation of applicable law.

          The Plan Administrator will notify the Participant prior to such termination. The Plan Administrator will issue a certificate for whole shares and a check for the cash value of any fractional share in the Plan account.

          In the event that the Plan account is terminated for any of the foregoing reasons, the account assets will be distributed to the appropriate state for unclaimed property purposes, the Participant, or his or her beneficiary, as the case may be.

          In  addition,  the  Company  retains   the  right,  in  its  sole
          discretion,  to terminate or suspend  the Plan.   See Question 35
          below.

             28.  WHEN IS AN ACCOUNT CONSIDERED "ABANDONED"?

          A Participant is considered "lost" if shareholder material sent to the participant for two consecutive mailings has been returned as undeliverable. That Participant's account is then deemed "abandoned," and will be terminated by the Plan Administrator, if no communication has been received by the Plan Administrator from the Participant during the "presumed abandonment period," as defined by the unclaimed property law in the Participant's state of last residence.

          The presumed abandonment period begins with the date the Participant is first considered lost and ends a specified number of years later. The presumed abandonment period may be as little as one year or as long as seven years, depending on the Participant's state of last residence.

          After the presumed abandonment period expires, the Plan Administrator will make a final attempt to notify the Participant. If the Participant does not respond to this notice within 30 days, the Participant's account will be deemed abandoned. The account will be terminated and a certificate for the whole number of shares formerly held in the Participant's account, together with any cash, will be treated by the Plan Administrator as Unclaimed Property in its possession and will be surrendered to the Participant's state of last residence, or other appropriate authority as required by applicable laws.

          The  Participant   may  retrieve  Unclaimed  Property   from  the
          appropriate jurisdiction as provided by applicable laws.

          COSTS

             29.  WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

          No broker fees, commissions or other charges will be incurred by Participants for shares PURCHASED from the Company for their Plan accounts.

          If a Participant requests the Plan Administrator to sell shares of Common Stock through the Plan (other than the sale of a fractional share), the Participant will pay broker commissions and applicable taxes. See Question 38.

          Participants making automatic monthly investments may be charged fees by their institution. In addition, the Plan Administrator will assess a returned-check fee of $25.00 to defray bank charges in the event that a check submitted for investment is returned unpaid. (See Question 12.) There are no other service charges for participating in the Plan. All costs of administration of the Plan are paid by the Company.

          The Company reserves the right at any time to charge an administrative fee for costs that are reasonably related to actual administrative costs incurred by the Company as Plan Administrator. These costs include printing and mailing costs for each prospectus, brochures and forms, administrative handling fees for paperwork pursuant to Participant instructions, and other similar costs. Should the Company determine to charge such fees, Participants will be notified ninety days prior to their effective date.

          REPORTS TO PARTICIPANTS

             30.  WHAT REPORTS ARE SENT TO PARTICIPANTS?

          Participants will receive an Investment Statement following each transaction with respect to shares for their Plan accounts. A year-end statement will be furnished on or before January 31 of the following year showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred, or withdrawn, the total number of shares accumulated and other information after each account activity for the calendar year.

          EACH PARTICIPANT SHOULD RETAIN THESE STATEMENTS SO AS TO BE ABLE TO ESTABLISH THE COST BASIS OF SHARSE PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES. Replacement statements will be provided upon written request to the Plan Administrator. The cost of a replacement statement is $5 per request. A first-party check or money order must be made payable to Tucson Electric Power Company and must accompany the written request.

          The Plan Administrator will also send each Participant an Acknowledgment Form promptly after enrollment and an Investment Statement promptly after any investment activity occurs.

          In addition, Participants will receive copies of any amendments to the Prospectus relating to the Plan and will receive copies of the same communications sent to all other shareholders, including the Company's quarterly reports and Annual Report to Shareholders, Notice of the Annual Meeting and accompanying proxy material.

          OTHER INFORMATION

             31. WHAT HAPPENS IF THE COMPANY DECLARES A DIVIDEND PAYABLE IN COMMON STOCK OR A STOCK SPLIT?

          Any dividends in the form of shares of Common Stock and any shares resulting from a Common Stock split on shares held in a Participant's Plan account will be credited to the Participant's Plan account. Notification of a stock dividend or stock split will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

             32.  IF  THE   COMPANY  HAS  A  RIGHTS  OFFERING,  HOW  WILL  A
                  PARTICIPANT'S ENTITLEMENT BE COMPUTED?

          Participant's entitlement in a regular rights offering will be based upon his total holdings. Rights certificates will be issued for the number of whole shares only, however, and rights based on a fraction of a share held in a Participant's account will be sold for his account and the net proceeds will be invested.

             33.  WILL  A  PARTICIPANT'S SHARES  BE  VOTED  AT  MEETINGS  OF
                  SHAREHOLDERS?

          Participants in the Plan will receive a proxy statement and a proxy card representing whole Plan account shares as well as any Common Stock held of record. Shares held in the Plan may be voted in person or by proxy, just like any other share.

             34. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND ITS AGENTS UNDER THE PLAN?

          Neither the Company, in its individual capacity or as Plan Administrator, nor any Independent Agent appointed by the Company pursuant to the Plan (nor any of their respective agents, representatives, employees, officers or directors) will be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for Participants, or with respect to any fluctuation in market value before or after any purchase or sale of shares. This limitation of liability will not constitute a waiver by any Participant of his rights under the federal securities laws of the United States.

          THE COMPANY CANNOT AND WILL NOT GUARANTEE A PROFIT, OR PROTECT PARTICIPANTS AGAINST LOSS, ON SHARES PURCHASED OR SOLD PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY.

             35.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

          Yes. The Company may suspend, modify or terminate the Plan at any time in whole or in part. The Plan Administrator will notify all Participants of any suspension, modification or termination of the Plan. The Company also reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. The Company may register additional shares for sale under the Plan from time to time.

             36.  MAY COMMON  STOCK HELD  IN A  PLAN ACCOUNT  BE PLEDGED  AS
                  COLLATERAL?

          No. Common Stock held in a Plan account may not be assigned or pledged as collateral. Participants wishing to assign or pledge their Common Stock as collateral must have certificates issued for the shares. The certificates can then be delivered for collateral.

             37.  HOW MAY INSTRUCTIONS BE GIVEN TO THE PLAN ADMINISTRATOR?

          All instructions from a Participant to the Plan Administrator are required to be in writing, however, the Plan Administrator may in the future allow certain instructions to be given by telephone or in any other manner agreed to by the Plan Administrator and the Participant.

          FEDERAL INCOME TAX INFORMATION

             38. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION?

          The Company believes the following is an accurate summary of the federal tax consequences of participation in the Plan. PLEASE CONSULT YOUR TAX OR FINANCIAL ADVISOR WITH RESPECT TO FEDERAL, STATE, LOCAL AND OTHER TAX LAWS WHICH APPLY TO YOUR SPECIFIC SITUATION.

          Participants who purchase Common Stock through voluntary cash payments to the Plan are not treated for federal income tax purposes as receiving income by virtue of the purchase of Common Stock with the voluntary cash payment.

          Employees who purchase Common Stock through automatic payroll deductions, should this option become available, will recognize the same amount of compensation income (wages) for federal income tax purposes which they would have recognized had they not purchased Common Stock through automatic payroll deductions. Compensation income exists even though the amount of automatic payroll deductions is not paid to the employee in cash but instead is applied to the purchase of Common Stock for the participant's Plan Account.

          Any brokerage commissions paid by the Company upon the purchase of shares will constitute taxable income to the Participant on whose behalf such commissions are paid and, accordingly, such Participant will be furnished with a Form 1099-MISC.

          The tax basis of shares purchased with Initial Investments and Optional Investments will be equal to the amount of such investment plus the amount of any brokerage commissions, if any, paid by the Company on behalf of the Participant and included in the taxable income of the Participant.

          Upon the sale of either a portion or all of shares from the Plan, a Participant may recognize a capital gain or loss based on the difference between the sales proceeds, net of broker commissions, and the tax basis in the shares sold, including any fractional shares. The capital gain or loss will be long-term if the shares were held for more than one year.

          For Participants who are subject to U. S. withholding tax, backup withholding, or foreign taxes, the Company will withhold the required taxes from proceeds from the sale of shares sold through the Plan. The proceeds received by the Participant will be net of the required taxes.

                                   USE OF PROCEEDS

             To the extent that shares are purchased directly from the Company, the Company intends to use the net proceeds for general
          corporate  purposes.   The Company  has no  basis  for estimating
          either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares
          will  be sold.   The Company will receive no net proceeds from the
          offering of shares which are purchased by the Independent Agent in open market transactions.


                             DESCRIPTION OF CAPITAL STOCK

             GENERAL

             The authorized capital stock of the Company presently consists of 76,000,000 shares, consisting of 75,000,000 shares of Common Stock without par value, and 1,000,000 shares of Preferred Stock
          without  par  value ("Preferred  Stock").   At  the date  of this
          Prospectus   there  were   32,137,226  shares  of   Common  Stock
          outstanding and no shares of Preferred Stock outstanding.

             The following is a summary of  certain rights and privileges of
          the  holders of  the  Company's stock.    This summary  does  not
          purport  to  be complete.   Reference  is  made to  the Company's
          Restated Articles of Incorporation, the General First Mortgage, under which the First Mortgage Bonds are issued, the MRA and to the laws of the State of Arizona, the following information being qualified in its entirety by such reference.

             COMMON STOCK

             Dividend Rights.   Subject to certain limitations contained  in
          the General First Mortgage and the MRA and the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, dividends may be paid on shares of Common Stock, out of any funds legally available therefor, when and as declared by the Company's Board of Directors.

             Liquidation  Rights.   Subject  to  the  limitations,  if  any,
          specified with respect to the Preferred Stock, or any series thereof, in the event of any dissolution or other winding up of the Company, whether voluntary or involuntary, the assets of the Company available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the Common Stock.

             Voting Rights. Each holder of the Common Stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one (1) vote for each share of such stock outstanding in the name of such holder on the books of the Company.

             The Participant will vote the shares held in the Plan in the same manner as shares in certificated form. Each Participant in the Plan will receive a Notice of the Annual Meeting, a Proxy Statement, a proxy voting card and the Company's Annual Report to Shareholders. The proxy voting card will solicit proxies for the whole Plan shares held in a Participant's Plan account along with any certificated shares a Participant may hold in certificated form outside of the Plan.

             Miscellaneous.    The   Common  Stock  has  no  preemptive   or
          conversion rights or redemption or sinking fund provisions and the outstanding Common Stock is fully paid and non-assessable.

             PREFERRED STOCK

             The Board of Directors of the Company has authority to divide the Preferred Stock into series and to determine the designation, preferences, and voting powers of the shares of each series so established and the restrictions and qualifications thereof, all to the extent and in the manner provided by law.


                               DESCRIPTION OF WARRANTS

             In December 1992, the Company issued warrants for the purchase of approximately 2.4 million shares of Common Stock (adjusted for
          the  Company's reverse stock  split in 1996).   One  share of TEP
          Common Stock  may be purchased for $16  plus five TEP Warrants at
          any time  through December  15, 2002.    The number  and kind  of
          shares  purchasable upon  the  exercise of  the warrants  and the
          exercise   price   are   subject   to   adjustment   in   certain
          circumstances.   Holders  of the  warrants are  not  entitled, by
          virtue of being holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company's Board of Directors or any other matter, or to vote at any meeting, or to exercise any rights whatsoever as shareholders.


                                       EXPERTS

             The financial statements incorporated in this prospectus by reference from the Latest Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             With respect to any unaudited interim financial information included in the Company's Quarterly Report on Form 10-Q that is incorporated herein by reference, Deloitte & Touche LLP has
          applied  limited  procedures  in  accordance   with  professional
          standards for reviews of such information. As stated in their report included in the Company's Quarterly Report on Form 10-Q that is incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the
          Securities  Act  for  their   report  on  the  unaudited  interim
          financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

             To the extent that the statements made in the Latest Annual Report under Item 1. BUSINESS and under Item 3. LEGAL PROCEEDINGS are, or refer to, statements of law or legal conclusions, and insofar as Arizona laws are concerned, such statements have been prepared or reviewed by Dennis R. Nelson, Esq., Vice President, General Counsel and Corporate Secretary to the Company, and have been incorporated herein by reference in reliance upon such review.

                               SHAREHOLDER INFORMATION
                            Tucson Electric Power Company



           Street Address of            220 West Sixth Street
             Company Headquarters:      Tucson, Arizona  85701

           Mailing Address of           P. O. Box 711
             Company Headquarters:      Tucson, AZ  85702


           Telephone Number:            (520) 571-4000

           Shareholder Account
           Information:

             --Stock Transfer           Investor Services
                Requirements,           P. O. Box 28803
               Plan and Account         Tucson, AZ  85726-8803
                Information:
             --Telephone Number:        (520) 884-3661
             --Home Page:               http:\\www.tucsonelectric.c
                                        om
             --Fax Number:              (520) 770-2015


           Stock Listing Information:

             --Ticker Symbol            TEP
                (NYSE & PSE):
             --Financial Listings       TucsonElec
               (Wall Street Jrnl):


           CUSIP Number:                898813 70 4

          =================================================================

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TUCSON ELECTRIC POWER COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS, OR AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.



          =================================================================


          =================================================================





                            TUCSON ELECTRIC POWER COMPANY


                                      ----------

                                 INVESTMENT PLUS PLAN

                                      ----------

                                     COMMON STOCK
                                  WITHOUT PAR VALUE


                                      ----------

                                      PROSPECTUS

                                      ----------



                                   1,000,000 Shares



                                   ________, 1997




          =================================================================

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

             S.E.C. Filing Fee  . . . . . . . . . . . . . . . . . . $ 4,425
             Listing Fees . . . . . . . . . . . . . . . . . . . . .  17,250
             Printing Expenses* . . . . . . . . . . . . . . . . . .  22,000
             Accounting Fees and Expenses . . . . . . . . . . . . .   8,000
             Legal Fees and Expenses* . . . . . . . . . . . . . . .  40,000
             Marketing Fees and Expenses* . . . . . . . . . . . . .  25,000
             Miscellaneous* . . . . . . . . . . . . . . . . . . . .   1,500
                                                                   --------
               Total  . . . . . . . . . . . . . . . . . . . . . .  $118,175
                                                                   ========

          --------------
             * Estimated.


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

             Article SEVENTH of the Restated Articles of Incorporation of the Company, as amended provides in pertinent part as follows:

             SEVENTH:

             (B) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Directors; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SEVENTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

             (C)  (1)  The  Corporation   shall,  to   the  maximum   extent
          permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party of or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses, including attorneys' fees, and against judgments, fines and amounts paid in settlement incurred by him in connection with such Action or any appeal therein.

               (2) The Corporation shall pay any expenses incurred by a director or officer of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

               (3) The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SEVENTH to employees, agents and other representatives of the Corporation (each director, officer, employee, agent and other representative entitled to benefits under this paragraph
          (C) being hereinafter sometimes called an "Indemnified Person").

               (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

               (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an
          Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability
          (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such person.

               (6) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

               (7) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

          ITEM 16. EXHIBITS

             Reference is made to the Exhibit Index on page II-6 hereof.

          ITEM 17.  UNDERTAKINGS

             The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement (i) to include any prospectus required by section 10(a) (3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

             Each director and/or officer of the registrant whose signature appears below hereby appoints Ira R. Adler, Dennis R. Nelson and Karen G. Kissinger, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all
          amendments,   including   post-effective   amendments,  to   this
          registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.


                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Tucson, and the State of Arizona, on July 9, 1997.

                                      TUCSON ELECTRIC POWER COMPANY


                                      By:   /s/ Ira S. Adler
                                         ----------------------------------
                                        IRA R. ADLER
                                        Senior Vice President and Principal
                                        Financial Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Date:   July 9, 1997             /s/ Charles E. Bayless
                                        -----------------------------------
                                        Charles E. Bayless
                                        Chairman of the Board, President and
                                        Principal Executive Officer


          Date:   July 9, 1997              /s/ Ira R. Adler
                                        -----------------------------------
                                        Ira R. Adler
                                        Principal Financial Officer


          Date:   July 9, 1997              /s/ Karen G. Kissinger
                                        -----------------------------------
                                        Karen G. Kissinger
                                        Principal Accounting Officer


          Date:   July 9, 1997             /s/ Elizabeth T. Alexander
                                        -----------------------------------
                                        Elizabeth T. Alexander
                                        Director


          Date:   July 9, 1997             /s/ Jose L. Canchola
                                        -----------------------------------
                                        Jose L. Canchola
                                        Director


          Date:   July 9, 1997             /s/ John L. Carter
                                        -----------------------------------
                                        John L. Carter
                                        Director


          Date:   July 9, 1997             /s/ John A. Jeter
                                        -----------------------------------
                                        John A. Jeter
                                        Director

          Date:   July 9, 1997             /s/ R. B. O'Rielly
                                        -----------------------------------
                                        R. B. O'Rielly
                                        Director


          Date:   July 9, 1997             /s/ Martha R. Seger
                                        -----------------------------------
                                        Martha R. Seger
                                        Director


          Date:   July 9, 1997             /s/ Donald G. Shropshire
                                        -----------------------------------
                                        Donald G. Shropshire
                                        Director


          Date:   July 9, 1997             /s/ H. Wilson Sundt
                                        -----------------------------------
                                        H. Wilson Sundt
                                        Director

                                    EXHIBIT INDEX


          Exhibit No.    Description of Exhibit
          -----------    ----------------------

          *4(a)(1)     --   Indenture, dated  as of  April 1,  1941, to  The
                            Chase National Bank of the  City of New York, as
                            Trustee.  (Form  S-7, File  No. 2-59906--Exhibit
                            2(b)(1).)
          *4(a)(2)     --   First   Supplemental  Indenture,   dated  as  of
                            October 1,  1946. (Form S-7,  File No. 2-59906--
                            Exhibit 2(b)(2).)
          *4(a)(3)     --   Second   Supplemental  Indenture,  dated  as  of
                            October 1, 1947.  (Form S-7, File No.  2-59906--
                            Exhibit 2(b)(3).)
          *4(a)(4)     --   Third Supplemental  Indenture, dated as of April
                            1, 1949.  (Form S-7,  File No.  2-59906--Exhibit
                            2(b)(4).)
          *4(a)(5)     --   Fourth   Supplemental  Indenture,  dated  as  of
                            December 1, 1952.  (Form S-7, File No. 2-59906--
                            Exhibit 2(b)(5).)
          *4(a)(6)     --   Fifth   Supplemental  Indenture,   dated  as  of
                            January  1, 1955. (Form  S-7, File No. 2-59906--
                            Exhibit 2(b)(6).)
          *4(a)(7)     --   Sixth   Supplemental  Indenture,   dated  as  of
                            January 1, 1958.  (Form S-7, File No.  2-59906--
                            Exhibit 2(b)(7).)
          *4(a)(8)     --   Seventh  Supplemental  Indenture,  dated  as  of
                            November 1, 1959. (Form  S-7, File No. 2-59906--
                            Exhibit 2(b)(8).)
          *4(a)(9)     --   Eight   Supplemental  Indenture,   dated  as  of
                            November 1,  1961. (Form S-7, File No. 2-59906--
                            Exhibit 2(b)(9).)
          *4(a)(10)    --   Ninth   Supplemental  Indenture,   dated  as  of
                            February 20, 1964. (Form S-7, File No.  2-59906-
                            -Exhibit 2(b)(10).)
          *4(a)(11)    --   Tenth   Supplemental  Indenture,   dated  as  of
                            February 1, 1965. (Form S-7, File No.  2-59906--
                            Exhibit 2(b)(11).)
          *4(a)(12)    --   Eleventh  Supplemental  Indenture, dated  as  of
                            February 1, 1966. (Form  S-7, File No. 2-59906--
                            Exhibit 2(b)(12).)
          *4(a)(13)    --   Twelfth  Supplemental  Indenture,  dated  as  of
                            November 1,  1969. (Form S-7, File No. 2-59906--
                            Exhibit 2(b)(13).)
          *4(a)(14)    --   Thirteenth  Supplemental Indenture,  dated as of
                            January 20, 1970. (Form S-7, File No.  2-59906--
                            Exhibit 2(b)(14).)
          *4(a)(15)    --   Fourteenth  Supplemental Indenture,  dated as of
                            September 1, 1971. (Form S-7,  File No. 2-59906-
                            -Exhibit 2(b)(15).)
          *4(a)(16)    --   Fifteenth  Supplemental  Indenture, dated  as of
                            March  1, 1972.  (Form  S-7, File  No. 2-59906--
                            Exhibit 2(b)(16).)
          *4(a)(17)    --   Sixteenth  Supplemental  Indenture, dated  as of
                            May  1,  1973.  (Form S-7,  File  No.  2-59906--
                            Exhibit 2(b)(17).)
          *4(a)(18)    --   Seventeenth  Supplemental Indenture, dated as of
                            November 1, 1975. (Form S-7, File No.  2-59906--
                            Exhibit 2(b)(18).)


          ----------------------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibits
          -----------       -----------------------

          *4(a)(19)    --   Eighteenth  Supplemental Indenture,  dated as of
                            November  1, 1975. (Form S-7, File No. 2-59906--
                            Exhibit 2(b)(19).)
          *4(a)(20)    --   Nineteenth  Supplemental Indenture,  dated as of
                            July  1, 1976.  (Form  S-7, File  No.  2-59906--
                            Exhibit 2(b)(20).)
          *4(a)(21)    --   Twentieth  Supplemental  Indenture, dated  as of
                            October 1, 1977. (Form  S-7, File No.  2-59906--
                            Exhibit 2(b)(21).)
          *4(a)(22)    --   Twenty-first  Supplemental Indenture,  dated  as
                            of November  1, 1977.  (Form 10-K  for the  year
                            ended  December  31,  1980,  File  No.  1-5924--
                            Exhibit 4(v).)
          *4(a)(23)    --   Twenty-second Supplemental  Indenture, dated  as
                            of  January 1,  1978. (Form  10-K for  the  year
                            ended  December  31,  1980,  File  No.  1-5924--
                            Exhibit 4(w).)
          *4(a)(24)    --   Twenty-third  Supplemental Indenture,  dated  as
                            of  July 1, 1980. (Form 10-K for  the year ended
                            December  31,  1980,  File  No.  1-5924--Exhibit
                            4(x).)
          *4(a)(25)    --   Twenty-fourth Supplemental  Indenture, dated  as
                            of  October 1,  1980. (Form  10-K for  the  year
                            ended  December  31,  1980,  File  No.  1-5924--
                            Exhibit 4(y).)
          *4(a)(26)    --   Twenty-fifth  Supplemental Indenture,  dated  as
                            of April  1, 1981.  (Form 10-Q  for the  quarter
                            ended March 31, 1981,  File No.  1-5924--Exhibit
                            4(a).)
          *4(a)(27)    --   Twenty-sixth  Supplemental Indenture,  dated  as
                            of April  1, 1981.  (Form 10-Q  for the  quarter
                            ended March  31, 1981, File No.  1-5924--Exhibit
                            4(b).)
          *4(a)(28)    --   Twenty-seventh Supplemental Indenture, dated  as
                            of October 1,  1981. (Form 10-Q for the  quarter
                            ended  September  30,  1982,  File No.  1-5924--
                            Exhibit 4(c).)
          *4(a)(29)    --   Twenty-eighth Supplemental  Indenture, dated  as
                            of  June 1,  1990. (Form  10-Q for  the  quarter
                            ended June  30, 1990,  File No.  1-5924--Exhibit
                            4(a)(1).)
          *4(a)(30)    --   Twenty-ninth  Supplemental Indenture,  dated  as
                            of  December 1,  1992.  (Form  S-1, Registration
                            No. 33-55732--Exhibit 4(a)(30).)
          *4(a)(31)    --   Thirtieth  Supplemental  Indenture, dated  as of
                            December 1,  1992. (Form  S-1, Registration  No.
                            33-55732--Exhibit 4(a)(31).)
          *4(a)(32)    --   Thirty  First Supplemental  Indenture, dated May
                            1, 1996. (Form 10-K for the year ended  December
                            31, 1996, File No. 1-5924--Exhibit 4(a)(32).)
          *4(a)(33)    --   Thirty  Second Supplemental Indenture, dated May
                            1, 1996. (Form 10-K for the year ended  December
                            31, 1996, File No. 1-5924--Exhibit 4(a)(33).)
          *4(b)(1)     --   Installment   Sale   Agreement,  dated   as   of
                            December 1, 1973, among  the City of Farmington,
                            New  Mexico,  Public  Service  Company  of   New
                            Mexico  and the  Registrant. (Form  8-K  for the
                            month of January 1974,  File No.  0-269--Exhibit
                            3.)
          *4(b)(2)     --   Ordinance No.  486, adopted  December 17,  1973,
                            of the City of Farmington, New Mexico (Form  8-K
                            for the month of January 1974, File No.  0-269--
                            Exhibit 4.)
          *4(c)(1)     --   Loan Agreement, dated as of  September 15, 1981,
                            between  the Industrial Development Authority of
                            the   County   of   Apache,   Arizona  and   the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Pollution  Control Revenue  Bonds,  1981
                            Series   B   (Tucson  Electric   Power   Company
                            Project).  (Form   10-K  for   the  year   ended
                            December  31,  1981,  File  No.  1-5924--Exhibit
                            4(d)(1).)


          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(c)(2)     --   Indenture of  Trust, dated as  of September  15,
                            1981, between  the Apache  County Authority  and
                            Morgan  Guaranty  Trust  Company  of  New  York,
                            authorizing   Floating   Rate   Monthly   Demand
                            Pollution Control  Revenue Bonds, 1981 Series  B
                            (Tucson  Electric Power  Company Project). (Form
                            10-K for the year ended December 31, 1981,  File
                            No. 1-5924--Exhibit 4(d)(2).)
          *4(d)(1)     --   Second Supplemental  Loan Agreement, dated as of
                            October  1,  1981,  between  the  Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Floating  Rate Monthly  Demand Pollution Control
                            Revenue Bonds,  1981 Series  B (Tucson  Electric
                            Power Company Project).  (Form 10-K for the year
                            ended  December  31,  1982,  File  No.  1-5924--
                            Exhibit 4(f)(1).)
          *4(d)(2)     --   Second   Supplemental  Indenture,  dated  as  of
                            October  1,  1981,  between  the  Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Floating  Rate Monthly  Demand Pollution Control
                            Revenue Bonds,  1981 Series  B (Tucson  Electric
                            Power Company Project). (Form 10-K for the  year
                            ended  December  31,  1981,  File  No.  1-5924--
                            Exhibit 4(f)(2).)
          *4(d)(3)     --   Third Supplemental Loan Agreement,  dated as  of
                            December  1,  1985, between  the  Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Floating  Rate Monthly  Demand Pollution Control
                            Revenue Bonds,  1981 Series  B (Tucson  Electric
                            Power Company Project). (Form  10-K for the year
                            ended  December  31,  1987,  File  No.  1-5924--
                            Exhibit 4(d)(3).)
          *4(d)(4)     --   Third   Supplemental  Indenture,   dated  as  of
                            December 1,  1985,  between  the  Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Floating  Rate Monthly  Demand Pollution Control
                            Revenue Bonds,  1981 Series  B (Tucson  Electric
                            Power  Company Project). (Form 10-K for the year
                            ended  December  31,  1987,  File  No.  1-5924--
                            Exhibit 4(d)(4).)
          *4(d)(5)     --   Fourth  Supplemental  Indenture of  Trust, dated
                            as of March 31, 1992, between the Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Pollution Control  Revenue Bonds, 1981 Series  B
                            (Tucson  Electric Power  Company Project). (Form
                            S-4,    Registration    No.    33-52860--Exhibit
                            4(d)(5).)
          *4(d)(6)     --   Fourth Supplemental  Loan Agreement, dated as of
                            March  31,  1992,  between   the  Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Pollution Control  Revenue Bonds,  1981 Series B
                            (Tucson  Electric Power  Company Project). (Form
                            S-4,    Registration    No.    33-52860--Exhibit
                            4(d)(6).)
          *4(e)(1)     --   Loan  Agreement, dated  as of  October 1,  1981,
                            between  The Industrial Development Authority of
                            the  County of  Pima, Arizona  (the Pima  County
                            Authority)   and  the  Registrant,  relating  to
                            Floating  Rate Monthly  Demand Pollution Control
                            Revenue Bonds,  1981 Series  A (Tucson  Electric
                            Power Company  Project). (Form 10-K for the year
                            ended  December  31,  1981,  File  No.  1-5924--
                            Exhibit 4(f)(1).)
          *4(e)(2)     --   Indenture  of  Trust, dated  as  of  October  1,
                            1981,  between  the Pima  County  Authority  and
                            Morgan  Guaranty,   authorizing  Floating   Rate
                            Monthly  Demand Pollution Control Revenue Bonds,
                            1981  Series A  (Tucson Electric  Power  Company
                            Project).  (Form   10-K  for   the  year   ended
                            December31,1981,FileNo.1-5924--Exhibit4(f)(2).)


          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(f)(1)     --   Loan  Agreement,  dated  as  of  July  1,  1982,
                            between  the   Pima  County  Authority  and  the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series  A  (Tucson Electric  Power Company
                            General  Project). (Form  10-Q  for  the quarter
                            ended June  30, 1982,  File No.  1-5924--Exhibit
                            4(a).)
          *4(f)(2)     --   Indenture of  Trust, dated as  of July 1,  1982,
                            between  the Pima  County Authority  and  Morgan
                            Guaranty   relating  to  Floating  Rate  Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series A  (Tucson Electric  Power  Company
                            General  Project).  (Form  10-Q for  the quarter
                            ended June  30, 1982,  File No.  1-5924--Exhibit
                            4(b).)
          *4(f)(3)     --   First Supplemental  Loan Agreement,  dated as of
                            March  31,   1992,  between   the  Pima   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A (Tucson Electric  Power Company General
                            Project).  (Form S-4, Registration No. 33-52860-
                            -Exhibit 4(f)(3).)
          *4(f)(4)     --   First Supplemental Indenture of  Trust, dated as
                            of  March  31, 1992,  between  the  Pima  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A (Tucson Electric Power Company  General
                            Project).  (Form S-4, Registration No. 33-52860-
                            -Exhibit 4(f)(4).)
          *4(g)(1)     --   Loan  Agreement,  dated  as  of  July  1,  1982,
                            between  the   Pima  County  Authority  and  the
                            Registrant,   relating   to   Quarterly   Tender
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A  (Tucson Electric Power Company General
                            Project).  (Form 10-Q for the quarter ended June
                            30, 1982, File No. 1-5924--Exhibit 4(c).)
          *4(g)(2)     --   Indenture of  Trust, dated as  of July 1,  1982,
                            between  the Pima  County  Authority  and Morgan
                            Guaranty,    authorizing    Quarterly     Tender
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A (Tucson Electric  Power Company General
                            Project).  (Form 10-Q for the quarter ended June
                            30, 1982, File No. 1-5924--Exhibit 4(d).)
          *4(g)(3)     --   First Supplemental Loan Agreement,  dated as  of
                            March  31,   1992,  between   the  Pima   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A (Tucson Electric Power Company  General
                            Project).  (Form S-4, Registration No. 33-52860-
                            -Exhibit 4(g)(3).)
          *4(g)(4)     --   First Supplemental Indenture of Trust, dated  as
                            of  March  31, 1992,  between  the  Pima  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series A  (Tucson Electric Power Company General
                            Project).  (Form S-4, Registration No. 33-52860-
                            -Exhibit 4(g)(4).)
          *4(h)(1)     --   Loan  Agreement, dated  as  of October  1, 1982,
                            between  the  Pima  County   Authority  and  the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series A  (Tucson  Electric  Power Company
                            Irvington Project).  (Form 10-Q for the  quarter
                            ended  September  30,  1982,  File No.  1-5924--
                            Exhibit 4(a).)
          *4(h)(2)     --   Indenture  of  Trust, dated  as  of  October  1,
                            1982,  between  the  Pima  County Authority  and
                            Morgan  Guaranty,   authorizing  Floating   Rate
                            Monthly  Demand Industrial  Development  Revenue
                            Bonds,  1982  Series  A  (Tucson Electric  Power
                            Company Irvington Project). (Form 10-Q for the quarter ended September 30, 1982, File No. 1-
                            5924--Exhibit 4(b).)


          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(h)(3)     --   First Supplemental Loan Agreement,  dated as  of
                            March  31,   1992,  between   the  Pima   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series   A   (Tucson  Electric   Power   Company
                            Irvington  Project). (Form S-4, Registration No.
                            33-52860--Exhibit 4(h)(3).)
          *4(h)(4)     --   First Supplemental Indenture of Trust, dated  as
                            of  March  31,  1992, between  the  Pima  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series   A   (Tucson  Electric   Power   Company
                            Irvington  Project). (Form S-4, Registration No.
                            33-52860--Exhibit 4(h)(4).)
          *4(i)(1)     --   Loan Agreement,  dated as  of December  1, 1982,
                            between  the  Pima  County   Authority  and  the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series A  (Tucson  Electric  Power Company
                            Projects).  (Form   10-K  for  the  year   ended
                            December  31,  1982,  File  No.  1-5924--Exhibit
                            4(k)(1).)
          *4(i)(2)     --   Indenture  of  Trust, dated  as  of December  1,
                            1982, between the Pima County  Authority and the
                            Morgan  Guaranty,   authorizing  Floating   Rate
                            Monthly  Demand Industrial  Development  Revenue
                            Bonds,  1982  Series  A  (Tucson Electric  Power
                            Company  Projects).  (Form  10-K  for  the  year
                            ended  December  31,  1982,  File  No.  1-5924--
                            Exhibit 4(k)(2).)
          *4(i)(3)     --   First Supplemental Loan Agreement,  dated as  of
                            March  31,   1992,  between   the  Pima   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series   A   (Tucson  Electric   Power   Company
                            Projects).   (Form  S-4,  Registration  No.  33-
                            52860--Exhibit 4(i)(3).)
          *4(i)(4)     --   First Supplemental Indenture of Trust, dated  as
                            of  March  31,  1992,  between  the Pima  County
                            Authority   and  Morgan  Guaranty,  relating  to
                            Industrial  Development   Revenue  Bonds,   1982
                            Series   A   (Tucson  Electric   Power   Company
                            Projects).  (Form  10-K  for   the  year   ended
                            December  31,  1982,  File  No.  1-5924--Exhibit
                            4(k)(1).)
          *4(j)(1)     --   Loan  Agreement,  dated  as  of  March 1,  1983,
                            between  the  Pima  County  Authority  and   the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series A  (Tucson Electric  Power  Company
                            General  Project).  (Form  10-Q for  the quarter
                            ended March 31, 1983,  File No.  1-5924--Exhibit
                            4(a).)
          *4(j)(2)     --   Indenture of Trust,  dated as of March 1,  1983,
                            between  the Pima  County  Authority  and Morgan
                            Guaranty  authorizing   Floating  Rate   Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1982  Series A  (Tucson  Electric  Power Company
                            General  Project). (Form  10-Q for  the  quarter
                            ended March  31, 1983,  File No. 1-5924--Exhibit
                            4(b).)
          *4(j)(3)     --   First Supplemental  Loan Agreement, dated as  of
                            March  31,   1992,  between   the  Pima   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series A  (Tucson Electric Power Company General
                            Project). (Form  S-4,  dated  October  2,  1992,
                            Registration No. 33-52860--Exhibit 4(j)(3).)


          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(j)(4)     --   First Supplemental  Indenture of Trust, dated as
                            of  March  31,  1992, between  the  Pima  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series A (Tucson Electric  Power Company General
                            Project).  (Form  S-4, dated  October  2,  1992,
                            Registration No. 33-52860--Exhibit 4(j)(4).)
          *4(k)(1)     --   Loan Agreement,  dated as  of December  1, 1983,
                            between  the  Apache County  Authority  and  the
                            Registrant,  relating  to Floating  Rate Monthly
                            Demand  Industrial  Development  Revenue  Bonds,
                            1983  Series A  (Tucson Electric  Power  Company
                            Springerville Project).  (Form 10-K for the year
                            ended  December  31,  1983,  File  No.  1-5924--
                            Exhibit 4(l)(1).)
          *4(k)(2)     --   Indenture  of  Trust, dated  as  of December  1,
                            1983, between  the Apache  County Authority  and
                            Morgan  Guaranty,   authorizing  Floating   Rate
                            Monthly  Demand Industrial  Development  Revenue
                            Bonds, 1983  Series  A  (Tucson  Electric  Power
                            Company  Springerville Project).  (Form 10-K for
                            the year  ended December 31,  1983, File No.  1-
                            5924--Exhibit 4(l)(2).)
          *4(k)(3)     --   First Supplemental  Loan Agreement, dated as  of
                            December  1,  1985,  between  the Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Floating   Rate   Monthly   Demand    Industrial
                            Development   Revenue   Bonds,  1983   Series  A
                            (Tucson  Electric  Power  Company  Springerville
                            Project).  (Form   10-K  for   the  year   ended
                            December31,1987,FileNo.1-5924--Exhibit4(k)(3).)
          *4(k)(4)     --   First   Supplemental  Indenture,   dated  as  of
                            December  1,  1985, between  the  Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Floating   Rate   Monthly   Demand    Industrial
                            Development   Revenue   Bonds,  1983   Series  A
                            (Tucson  Electric  Power  Company  Springerville
                            Project).  (Form   10-K  for   the  year   ended
                            December  31,  1987,  File  No.  1-5924--Exhibit
                            4(k)(4).)\
          *4(k)(5)     --   Second Supplemental Loan Agreement,  dated as of
                            March  31,  1992,  between  the  Apache   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series   A   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(k)(5).)
          *4(k)(6)     --   Second  Supplemental  Indenture of  Trust, dated
                            as of March 31, 1992, between the Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series   A   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(k)(6).)
          *4(l)(1)     --   Loan Agreement, dated as of December 1, 1983,
                            between the Apache  County Authority and  the
                            Registrant, relating to Variable  Rate Demand
                            Industrial  Development  Revenue Bonds,  1983
                            Series  B  (Tucson  Electric   Power  Company
                            Springerville  Project).  (Form 10-K  for the
                            year  ended December  31, 1983,  File No.  1-
                            5924--Exhibit 4(m)(1).)
          *4(l)(2)     --   Indenture of Trust,  dated as of December  1,
                            1983, between the Apache County Authority and
                            Morgan  Guaranty,  authorizing Variable  Rate
                            Demand Industrial  Development Revenue Bonds,
                            1983 Series B (Tucson Electric  Power Company
                            Springerville Project). (Form 10-K for the year ended December 31, 1983, File No. 1-
                            5924--Exhibit 4(m)(2).)


          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(l)(3)       --   First Supplemental Loan  Agreement, dated  as
                              of  December  1,  1985,  between  the  Apache
                              County Authority and the Registrant, relating
                              to  Floating  Rate Monthly  Demand Industrial
                              Development  Revenue  Bonds,  1983  Series  B
                              (Tucson Electric  Power Company Springerville
                              Project).  (Form  10-K  for  the  year  ended
                              December 31, 1987,  File No.  1-5924--Exhibit
                              4(l)(3).)
          *4(l)(4)       --   First  Supplemental  Indenture,  dated as  of
                              December 1,  1985, between the  Apache County
                              Authority  and  Morgan  Guaranty relating  to
                              Floating   Rate  Monthly   Demand  Industrial
                              Development  Revenue  Bonds,  1983  Series  B
                              (Tucson Electric  Power Company Springerville
                              Project).  (Form  10-K  for  the  year  ended
                              December 31, 1987,  File No.  1-5924--Exhibit
                              4(l)(4).)
          *4(l)(5)       --   Second Supplemental Loan Agreement,  dated as
                              of March  31, 1992, between the Apache County
                              Authority  and  the  Registrant, relating  to
                              Industrial  Development  Revenue Bonds,  1983
                              Series  B  (Tucson  Electric   Power  Company
                              Springerville     Project).    (Form     S-4,
                              Registration No. 33-52860--Exhibit 4(l)(5).)
          *4(l)(6)       --   Second Supplemental Indenture of Trust, dated
                              as  of  March  31, 1992,  between  the Apache
                              County Authority and Morgan Guaranty relating
                              to Industrial Development Revenue Bonds, 1983
                              Series  B  (Tucson  Electric   Power  Company
                              Springerville     Project).     (Form    S-4,
                              Registration No. 33-52860--Exhibit 4(l)(6).)
          *4(m)(1)     --   Loan  Agreement, dated  as of December  1, 1983,
                            between the  Apache  County  Authority  and  the
                            Registrant,  relating  to Variable  Rate  Demand
                            Industrial  Development   Revenue  Bonds,   1983
                            Series   C   (Tucson  Electric   Power   Company
                            Springerville Project). (Form 10-K for the  year
                            ended  December  31,  1983,  File  No.  1-5924--
                            Exhibit 4(n)(1).)
          *4(m)(2)     --   Indenture  of  Trust, dated  as  of  December 1,
                            1983, between  the Apache  County Authority  and
                            Morgan  Guaranty,   authorizing  Variable   Rate
                            Demand  Industrial  Development  Revenue  Bonds,
                            1983  Series  C  (Tucson Electric  Power Company
                            Springerville Project). (Form 10-K  for the year
                            ended  December  31,  1983,  File  No.  1-5924--
                            Exhibit 4(n)(2).)
          *4(m)(3)     --   First Supplemental Loan Agreement,  dated as  of
                            December  1,  1985, between  the  Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Floating   Rate   Monthly   Demand    Industrial
                            Development   Revenue   Bonds,  1983   Series  C
                            (Tucson  Electric  Power  Company  Springerville
                            Project).  (Form   10-K  for   the  year   ended
                            December  31,  1987,  File  No.  1-5924--Exhibit
                            4(m)(3).)
          *4(m)(4)     --   First   Supplemental  Indenture,   dated  as  of
                            December  1,  1985, between  the  Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Floating   Rate   Monthly   Demand    Industrial
                            Development   Revenue   Bonds,  1983   Series  C
                            (Tucson  Electric  Power  Company  Springerville
                            Project).  (Form   10-K  for   the  year   ended
                            December  31,  1987,  File  No.  1-5924--Exhibit
                            4(m)(4).)
          *4(m)(5)     --   Second Supplemental Loan Agreement,  dated as of
                            March  31,  1992,  between  the  Apache   County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series   C   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(m)(5).)

          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(m)(6)     --   Second  Supplemental  Indenture of  Trust, dated
                            as of March 31, 1992, between the Apache  County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1983
                            Series   C   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(m)(6).)
          *4(n)        --   Reimbursement  Agreement, dated  as of September
                            15,  1981, as  amended,  between  the Registrant
                            and  Manufacturers Hanover  Trust Company. (Form
                            10-K for the year ended December 31, 1984,  File
                            No. 1-5924--Exhibit 4(o)(4).)
          *4(o)(1)     --   Loan Agreement,  dated as  of December  1, 1985,
                            between  the  Apache  County  Authority and  the
                            Registrant,  relating  to Variable  Rate  Demand
                            Industrial  Development   Revenue  Bonds,   1985
                            Series   A   (Tucson  Electric   Power   Company
                            Springerville Project). (Form 10-K  for the year
                            ended  December  31,  1985,  File  No.  1-5924--
                            Exhibit 4(r)(1).)
          *4(o)(2)     --   Indenture  of  Trust, dated  as  of December  1,
                            1985, between  the Apache  County Authority  and
                            Morgan  Guaranty,   authorizing  Variable   Rate
                            Demand  Industrial  Development  Revenue  Bonds,
                            1985  Series A  (Tucson Electric  Power  Company
                            Springerville Project).  (Form 10-K for the year
                            ended  December  31,  1985,  File  No.  1-5924--
                            Exhibit 4(r)(2).)
          *4(o)(3)     --   First Supplemental  Loan Agreement,  dated as of
                            March  31,  1992,  between   the  Apache  County
                            Authority   and  the   Registrant,  relating  to
                            Industrial  Development   Revenue  Bonds,   1985
                            Series   A   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(o)(3).)
          *4(o)(4)     --   First Supplemental Indenture of  Trust, dated as
                            of  March 31,  1992,  between the  Apache County
                            Authority   and  Morgan   Guaranty  relating  to
                            Industrial  Development   Revenue  Bonds,   1985
                            Series   A   (Tucson  Electric   Power   Company
                            Springerville Project). (Form S-4,  Registration
                            No. 33-52860--Exhibit 4(o)(4).)
          *4(p)(1)     --   Loan Agreement, dated  as of February 22,  1991,
                            between  the Industrial Development Authority of
                            the County of Pima and the Registrant,  amending
                            and restating  the Loan  Agreement, dated  as of
                            May 1,  1990, relating to Industrial Development
                            Revenue Bonds,  1990 Series  A (Tucson  Electric
                            Power Company  Project). (Form 10-K for the year
                            ended  December  31,  1990,  File  No.  1-5924--
                            Exhibit 4(p)(1).)
          *4(p)(2)     --   Indenture  of Trust,  dated as  of February  22,
                            1991,   between   the   Industrial   Development
                            Authority  of  the  County  of  Pima  and  Texas
                            Commerce  Bank  National  Association,  amending
                            and restating  the Indenture of  Trust, dated as
                            of   May   1,   1990,   authorizing   Industrial
                            Development   Revenue   Bonds,  1990   Series  A
                            (Tucson  Electric Power  Company Project). (Form
                            10-K for the year ended December 31, 1990,  File
                            No. 1-5924--Exhibit 4(p)(2).)
          *4(q)        --   Warrant Agreement and Form of  Warrant, dated as
                            of December  15, 1992.  (Form S-1,  Registration
                            No. 33-55732--Exhibit 4(q).)
          *4(r)(1)     --   Indenture of Mortgage  and Deed of  Trust, dated
                            as  of December  1, 1992,  to Bank  of  Montreal
                            Trust  Company, Trustee. (Form S-1, Registration
                            No. 33-5732--Exhibit 4(r)(1).)

          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(r)(2)     --   Supplemental Indenture No. 1  creating a  series
                            of   bonds  designated  Second  Mortgage  Bonds,
                            Collateral  Series A,  dated as  of December  1,
                            1992.   (Form S-1,  Registration No.  33-55732--
                            Exhibit 4(r)(2).)
          *4(s)(1)     --   Loan  Agreement,  dated  as   of  May  1,  1996,
                            between  Coconino   County,  Arizona   Pollution
                            Control   Corporation   and   the    Registrant,
                            relating  to  Pollution Control  Revenue  Bonds,
                            1996  Series A  (Tucson  Electric  Power Company
                            Project).  (Form  10-Q  for  the  quarter  ended
                            March 31, 1996, File No. 1-5924--Exhibit 4a.)
          *4(s)(2)     --   Indenture of  Trust, dated  as of  May 1,  1996,
                            between  Coconino   County,  Arizona   Pollution
                            Control  Corporation  and  First  Trust  of  New
                            York,    National    Association,    authorizing
                            Pollution Control  Revenue Bonds, 1996 Series  A
                            (Tucson  Electric Power  Company Project). (Form
                            10-Q for the quarter ended March 31, 1996,  File
                            No. 1-5924--Exhibit 4b)
          *4(s)(3)     --   Letter  of  Credit and  Reimbursement Agreement,
                            dated   as  of   May   1,  1996,   between   the
                            Registrant,   Various   Banks,   and    Canadian
                            Imperial  Bank  of  Commerce,  New York  Agency.
                            (Form  10-Q  for  the  quarter  ended  March 31,
                            1996, File No. 1-5924--Exhibit 4c)
          *4(s)(4)     --   Loan  Agreement,  dated  as  of   May  1,  1996,
                            between  Coconino   County,  Arizona   Pollution
                            Control   Corporation   and   the    Registrant,
                            relating  to Pollution Control Refunding Revenue
                            Bonds, 1996  Series  B  (Tucson  Electric  Power
                            Company  Project). (Form  10-Q for  the  quarter
                            ended March  31, 1996,  File No. 1-5924--Exhibit
                            4d.)
          *4(s)(5)     --   Indenture of  Trust, dated  as of  May 1,  1996,
                            between  Coconino   County,  Arizona   Pollution
                            Control  Corporation  and  First  Trust  of  New
                            York,    National    Association,    authorizing
                            Pollution  Control Refunding Revenue Bonds, 1996
                            Series   B   (Tucson  Electric   Power   Company
                            Project).  (Form  10-Q  for  the  quarter  ended
                            March 31, 1996, File No. 1-5924--Exhibit 4e.)
          *4(s)(6)     --   Letter  of  Credit and  Reimbursement Agreement,
                            dated as of May 1, 1996, between the Registrant and Societe Generale, Los Angeles Branch. (Form
                            10-Q for the quarter ended March 31, 1996,  File
                            No. 1-5924--Exhibit 4f.)

          *4(t)(1)     --   Amended    and   Restated    Installment    Sale
                            Agreement, dated  as of April  1, 1997,  between
                            the  City  of  Farmington,  New  Mexico and  the
                            Registrant   relating   to   Pollution   Control
                            Revenue Bonds,  1997 Series  A (Tucson  Electric
                            Power  Company  San Juan  Project).   (Form 10-Q
                            for the quarter  ended March 31, 1997, File  No.
                            1-5924--Exhibit 4(a)).

          *4(t)(2)     --   City  of Farmington,  New  Mexico  Ordinance No.
                            97-1055,  adopted  April 17,  1997,  authorizing
                            Pollution Control  Revenue Bonds,  1997 Series A
                            (Tucson   Electric   Power  Company   San   Juan
                            Project).    (Form 10-Q  for  the  quarter ended
                            March 31, 1997, File No. 1-5924--Exhibit 4(b)).

          *4(t)(3)     --   Loan  Agreement,  dated  as  of  April 1,  1997,
                            between  Coconino   County,  Arizona   Pollution
                            Control  corporation and the Registrant relating
                            to Pollution Control Revenue Bonds, 1997  Series
                            A   (Tucson   Electric  Power   Company   Navajo
                            Project).    (Form  10-Q for  the  quarter ended
                            March 31, 1997, File No. 1-5924--Exhibit 4(c)).

          -----------------
          * Previously filed as indicated and incorporated herein by reference.

          Exhibit No.       Description of Exhibit
          -----------       ----------------------

          *4(t)(4)     --   Indenture of Trust,  dated as of April 1,  1997,
                            between  Coconino   County,  Arizona   Pollution
                            Control  corporation  and  First  Trust  of  New
                            York,    National    Association,    authorizing
                            Pollution Control Revenue Bonds,  1997 Series  A
                            (Tucson  Electric Power Company Navajo Project).
                            (Form 10-Q for the quarter ended March 31, 1997, File No. 1-5924--Exhibit 4(d)).

          *4(t)(5)     --   Loan Agreement,  dated  as  of  April  1,  1997,
                            between  Coconino   County,  Arizona   Pollution
                            Control  corporation and the Registrant relating
                            to Pollution  Control Revenue Bonds, 1997 Series
                            B   (Tucson   Electric  Power   Company   Navajo
                            Project).   (Form  10-Q  for  the quarter  ended
                            March 31, 1997, File No. 1-5924--Exhibit 4(e)).

          *4(t)(6)     --   Indenture of Trust,  dated as of April 1,  1997,
                            between  Coconino   County,  Arizona   Pollution
                            Control  corporation  and  First  Trust  of  New
                            York,    National    Association,    authorizing
                            Pollution Control  Revenue Bonds,  1997 Series B
                            (Tucson  Electric Power Company Navajo Project).
                            (Form 10-Q for the quarter ended March 31, 1997, File No. 1-5924--Exhibit 4(f)).

          5(a)         --   Opinion of Dennis R. Nelson, Esq.
          5(b) and 8   --   Opinion of Reid & Priest LLP.
          15           --   Letter  regarding  Unaudited  Interim  Financial
                            Information.
          23(a)        --   The  Consents of  Dennis R.  Nelson and  Reid  &
                            Priest LLP  are contained  in their opinions  as
                            Exhibit 5(a) and 5(b), respectively.
          23(b)        --   The  Consent  of   Deloitte  &  Touche   LLP.
          24           --   Power of  Attorney is  contained herein  at page
                            II-4.






          --------------------
          * Previously filed as indicated and incorporated herein by reference.